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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements on Form S-3 No.'s 333-47777, 333-52791, 333-68197, and 333-87103 and Form S-8
No.'s 333-40393, 333-52704 and 333-52716 of Daou Systems, Inc., of our report dated February 15, 2001, with respect to the consolidated financial statements and schedule of Daou Systems, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2000.

                                          /s/ ERNST & YOUNG LLP

San Diego, California
March 29, 2001